Exhibit 99.1

Praxair Reports First-Quarter 2017 Results

  Strong financial performance
    Sales of $2.7 billion, 9% above prior-year quarter
    Operating cash flow of $0.7 billion, 28% above prior-year quarter
    EPS of $1.35, up 9% vs. prior-year quarter; adjusted EPS of $1.37, up 7%
  Successful execution of our core strategy
    Volume growth of 4% vs. prior-year quarter, driven by North America, Europe and Asia
    Resilient end-markets rise to 28% of sales
    Backlog $1.5 billion; includes recently announced Celanese project win in U.S. Gulf Coast
  Continued progress toward definitive merger agreement with Linde AG

DANBURY, Conn.--(BUSINESS WIRE)--April 27, 2017--Praxair, Inc. (NYSE:PX) reported first-quarter net income and diluted earnings per share of $389 million and $1.35, respectively. These results include transaction costs of $6 million after-tax, or 2 cents of diluted earnings per share, related to the potential Linde AG merger. Excluding this charge, adjusted net income and diluted earnings per share were $395 million and $1.37, respectively.

Praxair’s sales in the first quarter were $2,728 million, 9% above the prior-year quarter, up 6% excluding higher cost pass-through and positive currency translation effect. Sales growth was primarily driven by higher volumes in North America, Europe and Asia and included new project start-ups. By end-market, sales growth was led by metals, downstream energy, chemicals and electronics.

Reported operating profit in the first quarter was $582 million, 5% above the prior-year quarter. Excluding the current quarter impact of transaction costs, adjusted operating profit was $588 million, 6% above the prior-year quarter. Reported operating profit as a percentage of sales was 21.3%. Adjusted operating profit as a percentage of sales was 21.6% and the adjusted EBITDA margin was 32.5%.

First-quarter cash flow from operations was $710 million, 28% above the prior-year quarter. Capital expenditures were $327 million and the company paid $225 million of dividends.

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair employees once again delivered high-quality results through the execution of our core strategy. First quarter sales grew 9% versus prior year, primarily driven by higher organic volumes across all end-markets. By geographic segment, volume growth was attained in North America, Europe and Asia, partially offset by South America due to the challenging economic environment in Brazil. Furthermore, we maintained strong margins and increased our operating cash flow 28% year-over-year.

“While our employees maintain their relentless focus on executing our strategy, we have made significant progress on the potential merger with Linde AG and are working toward reaching a definitive agreement as soon as practicable.

“As we look to the remainder of the year, we anticipate improved base volume growth in-line with the current macro-economic environment. New project opportunities, specifically in the U.S. Gulf Coast, continue to be a bright spot as bidding activity remains robust. Based on our competitive advantage in the region, we remain confident in our ability to win additional projects.

“The combination of our execution culture and highly talented employees will enable Praxair to continually deliver high-quality results.”

For the second quarter of 2017, Praxair expects diluted earnings per share in the range of $1.38 to $1.43, excluding transaction costs related to the potential merger.

For full-year 2017, Praxair expects adjusted diluted earnings per share to be in the range of $5.55 to $5.80. This full-year guidance excludes transaction costs related to the potential merger. GAAP diluted earnings per share are expected to be in the range of $5.53 to $5.78 and exclude transaction costs incurred after the first quarter. Full-year capital expenditures are expected to be approximately $1.4 billion.

Following is additional detail on first-quarter 2017 results by segment.

In North America, first-quarter sales were $1,458 million, 5% above the prior-year quarter excluding higher cost-pass through. Sales growth was driven primarily by stronger volumes to downstream energy, metals, chemicals, food and beverage and healthcare end-markets and higher price. Acquisitions contributed 1% growth, primarily packaged gas distributors. Operating profit was $357 million.

In Europe, first-quarter sales were $356 million, 11% above the prior-year quarter. Excluding negative currency and positive cost pass-through, sales grew 13% from the prior year due to higher volumes including project start-ups, and acquisitions primarily related to the carbon dioxide business largely serving the food and beverage end-market. Operating profit of $66 million grew 10% from the prior-year, excluding negative currency translation impact.

In South America, first-quarter sales were $369 million, 19% above the prior-year quarter. Excluding positive currency translation, sales grew 1% due to higher price. Volume growth from project start-ups was offset by continued negative underlying base volumes in Brazil, primarily the manufacturing end-market. Operating profit was $64 million.

Sales in Asia were $395 million in the quarter, up 5% from the prior-year. Excluding currency, cost pass-through and a prior-year net divestiture, sales grew 8%, driven by higher volumes in China, India and Korea, primarily to the electronics, metals and chemicals end-markets. Operating profit was $75 million.

Praxair Surface Technologies had first-quarter sales of $150 million as compared to $149 million in the prior-year quarter. Excluding negative currency translation, sales were 3% above the prior-year period driven by favorable price and higher aerospace volumes, partially offset by weaker sales to the energy end-markets. Operating profit was $26 million.

Praxair, Inc., a Fortune 300 company with 2016 sales of $11 billion, is a leading industrial gas company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

Adjusted amounts are non-GAAP measures. Additionally, measures such as EBITDA, free cash flow, after-tax return on capital, return on equity and debt-to-capital are also non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations of non-GAAP measures.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s first-quarter results is being held this morning, April 27, 2017 at 11:00 am Eastern Time. The number is (631) 485-4849 – Conference ID: 88420720. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

Additional Information and Where to Find It

Should Praxair, Inc. (“Praxair”) and Linde AG (“Linde”) proceed with the proposed business combination transaction, Praxair and Linde expect that a newly formed holding company (“New Holdco”) will file a Registration Statement on Form S-4 or Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that will include (1) a proxy statement of Praxair that will also constitute a prospectus for New Holdco and (2) an offering prospectus of New Holdco to be used in connection with New Holdco’s offer to acquire Linde shares held by U.S. holders. When available, Praxair will mail the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of Praxair and a wholly-owned subsidiary of New Holdco, and New Holdco will distribute the offering prospectus to Linde shareholders in the United States in connection with New Holdco’s offer to acquire all of the outstanding shares of Linde. Should Praxair and Linde proceed with the proposed business combination transaction, Praxair and Linde also expect that New Holdco will file an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”). There can be no assurance that a binding definitive agreement will be reached between Praxair and Linde, and the consummation of any binding transaction will be subject to regulatory approvals and other customary closing conditions.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OFFER DOCUMENT REGARDING THE PROPOSED BUSINESS COMBINATION TRANSACTION AND PROPOSED OFFER IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by Praxair, Linde and New Holdco with the SEC on the SEC’s Web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and other documents relating thereto may also be obtained for free by accessing Praxair’s Web site at www.praxair.com. Following approval by the BaFin, the offer document will be made available at BaFin’s Web site at www.bafin.de. The offer document (if and when it becomes available) and other documents relating thereto may also be obtained for free by accessing Linde’s Web site at www.linde.com.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of New Holdco, Praxair or Linde. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the BaFin and in documents that will be filed with the SEC. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted. The information contained herein should not be considered as a recommendation that any person should subscribe for or purchase any securities.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, and applicable European and German regulations. The distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein come should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Participants in Solicitation

Praxair, Linde, New Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Praxair’s stockholders in respect of the proposed business combination. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Praxair in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus if and when it is filed with the SEC. Information regarding the directors and executive officers of Praxair is contained in Praxair’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Proxy Statement on Schedule 14A, dated March 15, 2017, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the expected timing and likelihood of the entry into or the completion of the contemplated business combination with Linde AG, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could reduce anticipated benefits or cause the parties not to enter into, or to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed business combination agreement; the ability to successfully complete the proposed business combination and the exchange offer, including satisfying closing conditions; the success of the business following the proposed business combination; the ability to successfully integrate the Praxair and Linde businesses; the possibility that Praxair stockholders may not approve the proposed business combination agreement or that the requisite number of Linde shares may not be tendered in the public offer; the risk that the combined company may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 11 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2017	2016	2017	2016	2017	2016	2017	2016
Quarter Ended March 31
Reported GAAP Amounts	$2,728	$2,509	$582	$554	$389	$356	$1.35	$1.24
Transaction costs (a)	-	-	6	-	6	-	0.02	-
Bond redemption (b)	-	-	-	-	-	10	-	0.04
Total adjustments	-	-	6	-	6	10	0.02	0.04
Adjusted amounts	$2,728	$2,509	$588	$554	$395	$366	$1.37	$1.28

(a) Charges in the 2017 first quarter for transaction costs related to the potential Linde merger.
(b) $16 million charge to interest expense ($10 million after-tax or $0.04 per diluted share) in the 2016 first quarter related to a bond redemption.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2017	2016

SALES	$2,728	$2,509
Cost of sales	1,545	1,381
Selling, general and administrative	279	274
Depreciation and amortization	287	272
Research and development	23	23
Transaction costs and other charges	6	-
Other income (expense) - net	(6)	(5)
OPERATING PROFIT	582	554
Interest expense - net	41	65
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	541	489
Income taxes	149	133
INCOME BEFORE EQUITY INVESTMENTS	392	356
Income from equity investments	12	10
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	404	366
Less: noncontrolling interests	(15)	(10)
NET INCOME - PRAXAIR, INC.	$389	$356

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.36	$1.25

Diluted earnings per share	$1.35	$1.24

Cash dividends	$0.7875	$0.75

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	285,509	285,429
Diluted shares outstanding (000's)	287,384	286,665

Note: See page 5 for a reconciliation to 2017 adjusted amounts which are Non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$519	$524
Accounts receivable - net	1,730	1,641
Inventories	561	550
Prepaid and other current assets	204	165
TOTAL CURRENT ASSETS	3,014	2,880
Property, plant and equipment - net	11,692	11,477
Goodwill	3,141	3,117
Other intangibles - net	574	583
Other long-term assets	1,244	1,275
TOTAL ASSETS	$19,665	$19,332

LIABILITIES AND EQUITY
Accounts payable	$860	$906
Short-term debt	411	434
Current portion of long-term debt	10	164
Other current liabilities	968	974
TOTAL CURRENT LIABILITIES	2,249	2,478
Long-term debt	8,947	8,917
Other long-term liabilities	2,494	2,485
TOTAL LIABILITIES	13,690	13,880

REDEEMABLE NONCONTROLLING INTERESTS	10	11

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,071	4,074
Retained earnings	13,041	12,879
Accumulated other comprehensive income (loss)	(4,285)	(4,600)
Less: Treasury stock, at cost	(7,302)	(7,336)
Total Praxair, Inc. Shareholders' Equity	5,529	5,021
Noncontrolling interests	436	420
TOTAL EQUITY	5,965	5,441
TOTAL LIABILITIES AND EQUITY	$19,665	$19,332

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2017	2016
OPERATIONS
Net income - Praxair, Inc.	$389	$356
Noncontrolling interests	15	10
Net income (including noncontrolling interests)	404	366

Adjustments to reconcile net income to net cash provided
by operating activities:
Transaction costs and other charges	6	-
Depreciation and amortization	287	272
Accounts receivable	(49)	(20)
Inventory	(2)	(7)
Payables and accruals	(42)	(77)
Pension contributions	(3)	(2)
Deferred income taxes and other	109	21
Net cash provided by operating activities	710	553

INVESTING
Capital expenditures	(327)	(323)
Acquisitions, net of cash acquired	(1)	(63)
Divestitures and asset sales	4	2
Net cash used for investing activities	(324)	(384)

FINANCING
Debt increase (decrease) - net	(173)	95
Issuances of common stock	26	34
Purchases of common stock	(11)	(32)
Cash dividends - Praxair, Inc. shareholders	(225)	(214)
Noncontrolling interest transactions and other	(13)	(2)
Net cash provided by (used for) financing activities	(396)	(119)

Effect of exchange rate changes on cash and
cash equivalents	5	24

Change in cash and cash equivalents	(5)	74
Cash and cash equivalents, beginning-of-period	524	147

Cash and cash equivalents, end-of-period	$519	$221

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2017	2016
SALES
North America	$1,458	$1,353
Europe	356	320
South America	369	311
Asia	395	376
Surface Technologies	150	149
Consolidated sales	$2,728	$2,509

OPERATING PROFIT
North America	$357	$349
Europe	66	62
South America	64	55
Asia	75	63
Surface Technologies	26	25
Segment operating profit	$588	$554
Transaction costs and other charges	(6)	-
Total operating profit	$582	$554

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2017 (b)	2016 (c)
	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,728	$2,644	$2,716	$2,665	$2,509
Cost of sales	1,545	1,478	1,533	1,468	1,381
Selling, general and administrative	279	272	291	308	274
Depreciation and amortization	287	285	284	281	272
Research and development	23	23	22	24	23
Transaction costs and other charges	6	-	100	-	-
Other income (expense) - net	(6)	13	11	4	(5)
Operating profit	582	599	497	588	554
Interest expense - net	41	38	43	44	65
Income taxes	149	152	120	146	133
Income from equity investments	12	10	10	11	10
Net income (including noncontrolling interests)	404	419	344	409	366
Less: noncontrolling interests	(15)	(13)	(5)	(10)	(10)
Net income - Praxair, Inc.	$389	$406	$339	$399	$356

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.35	$1.41	$1.18	$1.39	$1.24
Cash dividends per share	$0.7875	$0.75	$0.75	$0.75	$0.75
Diluted weighted average shares outstanding (000's)	287,384	287,956	288,195	287,727	286,665

ADJUSTED AMOUNTS (a)
Operating profit	$588	$599	$597	$588	$554
Operating margin	21.6%	22.7%	22.0%	22.1%	22.1%
Net Income	$395	$406	$405	$399	$366
Diluted earnings per share	$1.37	$1.41	$1.41	$1.39	$1.28

FROM THE BALANCE SHEET
Net debt (a)	$8,849	$8,991	$9,215	$9,389	$9,183
Capital (a)	$14,824	$14,443	$14,864	$14,948	$14,607
Debt-to-capital ratio (a)	59.7%	62.3%	62.0%	62.8%	62.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$710	$726	$788	$706	$553
Cash flow provided by (used for) investing activities	(324)	(410)	(363)	(613)	(384)
Cash flow provided by (used for) financing activities	(396)	(411)	(362)	249	(119)
Capital expenditures	327	409	376	357	323
Acquisitions	1	18	20	262	63
Cash dividends	225	214	214	214	214

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.0%	12.0%	12.1%	12.2%	12.4%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	31.1%	31.9%	33.3%	34.0%	34.6%
Adjusted EBITDA (a)	$887	$894	$891	$880	$836
Adjusted EBITDA margin (a)	32.5%	33.8%	32.8%	33.0%	33.3%
Debt-to-adjusted EBITDA ratio (a)	2.6	2.6	2.6	2.6	2.6
Number of employees	26,420	26,498	26,680	26,896	26,558

SEGMENT DATA
SALES
North America	$1,458	$1,397	$1,431	$1,411	$1,353
Europe	356	351	366	355	320
South America	369	352	378	358	311
Asia	395	395	391	393	376
Surface Technologies	150	149	150	148	149
Total sales	$2,728	$2,644	$2,716	$2,665	$2,509
OPERATING PROFIT
North America	$357	$359	$363	$359	$349
Europe	66	71	72	68	62
South America	64	64	68	70	55
Asia	75	78	68	67	63
Surface Technologies	26	27	26	24	25
Segment operating profit	588	599	597	588	554
Transaction costs and other charges	(6)	-	(100)	-	-
Total operating profit	$582	$599	$497	$588	$554

(a)	Non-GAAP measure, see Appendix.

(b)	2017 includes an after-tax charge of $6 million ($0.02 per diluted share) in the first quarter for transaction costs related to the potential Linde merger.

(c)	2016 includes (i) a $16 million charge to interest expense ($10 million after-tax, or $0.04 per diluted share) in the first quarter related to the redemption of the $325 million notes due 2017, (ii) a pre-tax pension settlement charge of $4 million ($3 million after-tax, or $0.01 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (iii) pre-tax charges of $96 million ($63 million after-tax and non-controlling interests, or $0.22 per diluted share) in the third quarter, primarily related to cost reduction actions.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2017 first quarter transaction costs, 2016 third quarter cost reduction program and pension settlement, 2016 first quarter bond redemption, 2015 third quarter cost reduction program and pension settlement, and 2015 second quarter cost reduction program and other charges.

	2017	2016				2015
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$710	$726	$788	$706	$553	$791	$676	$710	$518
Less: capital expenditures	(327)	(409)	(376)	(357)	(323)	(387)	(405)	(352)	(397)
Free Cash Flow	$383	$317	$412	$349	$230	$404	$271	$358	$121

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,368	$9,515	$9,842	$9,956	$9,404	$9,231	$9,480	$9,313	$9,360
Less: cash and cash equivalents	(519)	(524)	(627)	(567)	(221)	(147)	(136)	(136)	(117)
Net debt	8,849	8,991	9,215	9,389	9,183	9,084	9,344	9,177	9,243
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	10	11	11	12	119	113	169	175	170
Praxair, Inc. shareholders' equity	5,529	5,021	5,245	5,140	4,888	4,389	4,264	4,964	5,018
Noncontrolling interests	436	420	393	407	417	404	380	380	375
Total equity and redeemable noncontrolling interests	5,975	5,452	5,649	5,559	5,424	4,906	4,813	5,519	5,563
Capital	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806

Debt-to-capital	59.7%	62.3%	62.0%	62.8%	62.9%	64.9%	66.0%	62.4%	62.4%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$588	$599	$597	$588	$554	$624	$620	$626	$623
Less: adjusted income taxes (a)	(149)	(152)	(149)	(146)	(139)	(163)	(164)	(164)	(162)
Less: tax benefit on adjusted interest expense (a)	(12)	(10)	(12)	(12)	(14)	(12)	(10)	(11)	(12)
Add: income from equity investments	12	10	10	11	10	12	10	10	11
Adjusted net operating profit after-tax (NOPAT)	$439	$447	$446	$441	$411	$461	$456	$461	$460
4-quarter trailing adjusted NOPAT	$1,773	$1,745	$1,759	$1,769	$1,789	$1,838	$1,879	$1,945	$1,996

Ending capital (see above)	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806
5-quarter average ending capital	$14,737	$14,570	$14,513	$14,480	$14,451	$14,587	$14,999	$15,460	$15,777

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.0%	12.0%	12.1%	12.2%	12.4%	12.6%	12.5%	12.6%	12.7%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$395	$406	$405	$399	$366	$422	$419	$420	$416
4-quarter trailing adjusted net income - Praxair, Inc.	$1,605	$1,576	$1,592	$1,606	$1,627	$1,677	$1,715	$1,773	$1,820

Ending Praxair, Inc. shareholders' equity	$5,529	$5,021	$5,245	$5,140	$4,888	$4,389	$4,264	$4,964	$5,018
5-quarter average Praxair shareholders' equity	$5,165	$4,937	$4,785	$4,729	$4,705	$4,852	$5,284	$5,814	$6,141

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	31.1%	31.9%	33.3%	34.0%	34.6%	34.6%	32.5%	30.5%	29.6%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio - These measures are used by investors, financial analysts and management to assess a company's profitability.

Adjusted net income - Praxair, Inc. (a)	$395	$406	$405	$399	$366	$422	$419	$420	$416
Add: adjusted noncontrolling interests (a)	15	13	10	10	10	9	12	12	12
Add: adjusted interest expense - net (a)	41	38	43	44	49	42	35	40	44
Add: adjusted income taxes (a)	149	152	149	146	139	163	164	164	162
Add: depreciation and amortization	287	285	284	281	272	275	276	278	277
Adjusted EBITDA	$887	$894	$891	$880	$836	$911	$906	$914	$911

Reported sales	2,728	2,644	2,716	2,665	2,509	2,595	2,686	2,738	2,757
Adjusted EBITDA margin	32.5%	33.8%	32.8%	33.0%	33.3%	35.1%	33.7%	33.4%	33.0%

Ending net debt (see above)	$8,849	$8,991	$9,215	$9,389	$9,183	$9,084	$9,344	$9,177	$9,243
5-quarter average net debt	$9,125	$9,172	$9,243	$9,236	$9,206	$9,189	$9,157	$9,080	$9,063
4-quarter trailing adjusted EBITDA	$3,552	$3,501	$3,518	$3,533	$3,567	$3,642	$3,697	$3,814	$3,900

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.6	2.6	2.6	2.6	2.6	2.5	2.5	2.4	2.3

(a)

The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents cash income taxes and cash interest, net of interest capitalized and excluding the bond redemption costs for 2016.

		First Quarter	Year	Third Quarter	First Quarter	Year	Third Quarter	Second Quarter
		2017	2016	2016	2016	2015	2015	2015
	Adjusted Operating Profit and Operating Profit Margin
	Reported operating profit	$ 582	$ 2,238	$ 497	$ 554	$ 2,321	$ 594	$ 480
	Add: Cost reduction program and other charges	-	96	96	-	165	19	146
	Add: Pension settlement charge	-	4	4	-	7	7	-
	Add: Transaction costs	6	-	-	-	-	-	-
	Total adjustments	6	100	100	-	172	26	146
	Adjusted operating profit	$ 588	$ 2,338	$ 597	$ 554	$ 2,493	$ 620	$ 626

	Reported percentage change	5%
	Adjusted percentage change	6%

	Reported sales	$ 2,728	$ 10,534	$ 2,716	$ 2,509	$ 10,776	$ 2,686	$ 2,738
	Adjusted operating profit margin	21.6%	22.2%	22.0%	22.1%	23.1%	23.1%	22.9%

	Adjusted Interest Expense - net
	Reported interest expense - net	$ 41	$ 190	$ 43	$ 65	$ 161	$ 35	$ 40
	Less: Bond redemption	-	(16)	-	(16)	-	-	-
	Adjusted interest expense - net	$ 41	$ 174	$ 43	$ 49	$ 161	$ 35	$ 40

	Adjusted Income Taxes
	Reported income taxes	$ 149	$ 551	$ 120	$ 133	$ 612	$ 156	$ 131
	Add: Cost reduction program and other charges	-	28	28	-	39	6	33
	Add: Bond redemption	-	6	-	6	-	-	-
	Add: Pension settlement charge	-	1	1	-	2	2	-
	Add: Transaction costs	-	-	-	-	-	-	-
	Total adjustments	-	35	29	6	41	8	33
	Adjusted income taxes	$ 149	$ 586	$ 149	$ 139	$ 653	$ 164	$ 164

	Adjusted Effective Tax Rate
	Reported income before income taxes and equity investments	$ 541	$ 2,048	$ 454	$ 489	$ 2,160	$ 559	$ 440
	Add: Cost reduction program and other charges	-	96	96	-	165	19	146
	Add: Bond redemption	-	16	-	16	-	-	-
	Add: Pension settlement charge	-	4	4	-	7	7	-
	Add: Transaction costs	6	-	-	-	-	-	-
	Total adjustments	6	116	100	16	172	26	146
	Adjusted income before income taxes and equity investments	$ 547	$ 2,164	$ 554	$ 505	$ 2,332	$ 585	$ 586

	Reported effective tax rate	27.5%	26.9%	26.4%	27.2%	28.3%	27.9%	29.8%
	Adjusted effective tax rate	27.2%	27.1%	26.9%	27.5%	28.0%	28.0%	28.0%

	Adjusted Noncontrolling Interests
	Reported noncontrolling interests	$ 15	$ 38	$ 5	$ 10	$ 44	$ 12	$ 11
	Add: Cost reduction program and other charges	-	5	5	-	1	-	1
	Total adjustments	-	5	5	-	1	-	1
	Adjusted noncontrolling interests	$ 15	$ 43	$ 10	$ 10	$ 45	$ 12	$ 12

	Adjusted Net Income - Praxair, Inc.
	Reported net income - Praxair, Inc.	$ 389	$ 1,500	$ 339	$ 356	$ 1,547	$ 401	$ 308
	Add: Cost reduction program and other charges	-	63	63	-	125	13	112
	Add: Bond redemption	-	10	-	10	-	-	-
	Add: Pension settlement charge	-	3	3	-	5	5	-
	Add: Transaction costs	6	-	-	-	-	-	-
	Total adjustments	6	76	66	10	130	18	112
	Adjusted net income - Praxair, Inc.	$ 395	$ 1,576	$ 405	$ 366	$ 1,677	$ 419	$ 420

	Reported percentage change	9%
	Adjusted percentage change	8%

	Adjusted Diluted EPS
	Reported diluted EPS	$ 1.35	$ 5.21	$ 1.18	$ 1.24	$ 5.35	$ 1.40	$ 1.06
	Add: Cost reduction program and other charges	-	0.22	0.22	-	0.43	0.04	0.39
	Add: Bond redemption	-	0.04	-	0.04	-	-	-
	Add: Pension settlement charge	-	0.01	0.01	-	0.02	0.02	-
	Add: Transaction costs	0.02	-	-	-	-	-	-
	Total adjustments	0.02	0.27	0.23	0.04	0.45	0.06	0.39
	Adjusted diluted EPS	$ 1.37	$ 5.48	$ 1.41	$ 1.28	$ 5.80	$ 1.46	$ 1.45

	Reported percentage change	9%
	Adjusted percentage change	7%

	Cash Income Taxes and Interest
	Income taxes paid		$ 585			$ 420
	Interest paid, net of interest capitalized and excluding bond redemption		$ 173			$ 174

	Full Year 2017 Diluted EPS Guidance
		Full Year 2017
		Low End	High End

	2017 GAAP diluted EPS guidance	$ 5.53	$ 5.78
	Add: Q1 Transaction costs (excludes future merger transaction costs)	0.02	0.02
	2017 adjusted diluted EPS guidance	$ 5.55	$ 5.80
	2016 adjusted diluted EPS (see above for full year amounts)	$ 5.48	$ 5.48

	Adjusted percentage change	1%	6%
	Adjusted percentage change, excluding estimated currency impact	2%	7%

CONTACT:
Praxair, Inc.
Media:
Jason Stewart, (203) 837-2448
jason_stewart@praxair.com
or
Investor:
Juan Pelaez, (203) 837-2213
juan_pelaez@praxair.com